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                                                                   Exhibit 99.01

                            RESIDUAL VALUE OBLIGATION

          QUARTERLY CERTIFICATE FOR THE QUARTER ENDED DECEMBER 31, 2001

  The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:            October 15, 2001           November 15, 2001      December 17, 2001

Allocation Dates during quarter:                             October 16, 2001           November 16, 2001      December 18, 2001

Payment Date during quarter:                                                                                                  NA

AFCC Amount at beginning of quarter:                                                                           $     533,765,443

AFCC Amount at end of quarter:                                                                                 $     526,682,856

================================================================================================================================

ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately
preceding Allocation Date:                                                                                     $               -

Interest accrued on Accrued RVO Payment Amount since
immediately preceding Allocation Date:                                                                         $               -

Accrued RVO Payment Amount as of such Payment Date:                                                            $               -

Number of RVO's outstanding as of the applicable record date                                                   N/A

Payment per RVO:                                                                                               $               -

================================================================================================================================

AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

   Residual Cash Flow Allocated for current period                                                                             -

   Cumulative Residual Cash Flow not covered by allocation
   (to be carried forward)                                                                                     $     (31,574,710)

   Excess Litigation Reserve allocated:                                                                        $               -

RVO EXPENSES:

   Residual Cash Flow allocated to RVO Expenses:                                                               $               -

   Cumulative RVO Expenses not covered by allocation
   (to be carried forward):                                                                                    $           5,404

LITIGATION EXPENSES:

   Residual Cash Flow allocated to Litigation Expenses:                                                        $               -

   Cumulative Litigation Expenses not covered by allocation
   (to be carried forward):                                                                                    $         457,600
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
AFCC AMOUNT:

   AFCC Amount at end of immediately preceding Allocation Date:                                                 $    533,765,443

       plus: AFCC Interest added on immediately preceding Securitization
             Distribution Date:                                                                                 $      6,672,068

       less: Residual Cash Flow allocated to AFCC Amount:                                                       $              -

   AFCC Amount after allocation:                                                                                $    540,437,511

ACCRUED RVO PAYMENT AMOUNT:

   Residual Cash Flow allocated to Accrued RVO Payment Amount on such
   Allocation Date:                                                                                             $              -

       plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
             recent Payment Date on which RVO Payments were made:                                               $              -

   Accrued RVO Payment Amount on such Allocation Date:                                                          $              -

================================================================================================================================

AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

   Residual Cash Flow allocated for current period                                                                             -

   Cumulative Residual Cash Flow not covered by allocation
   (to be carried forward)                                                                                      $    (34,806,982)

   Excess Litigation Reserve allocated:                                                                         $              -

RVO EXPENSES:

   Residual Cash Flow allocated to RVO Expenses:

   Cumulative RVO Expenses not covered by allocation
   (to be carried forward):                                                                                     $          5,415

LITIGATION EXPENSES:

   Residual Cash Flow allocated to Litigation Expenses:                                                         $              -

   Cumulative Litigation Expenses not covered by allocation
   (to be carried forward):                                                                                     $        458,563

AFCC AMOUNT:

   AFCC Amount at end of immediately preceding Allocation Date:                                                 $    540,437,511

       plus: AFCC Interest added on immediately preceding Securitization
             Distribution Date:                                                                                 $      6,755,469

       less: Residual Cash Flow allocated to AFCC Amount:                                                       $              -

   AFCC Amount after allocation:                                                                                $    547,192,980

ACCRUED RVO PAYMENT AMOUNT:

   Residual Cash Flow allocated to Accrued RVO Payment Amount on such
   Allocation Date:                                                                                             $              -

       plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
             Date on which RVO Payments were made:                                                              $              -

   Accrued RVO Payment Amount on such Allocation Date:                                                          $              -

================================================================================================================================
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
AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

   Residual Cash Flow allocated for current period                                                                    27,350,036

   Cumulative Residual Cash Flow not covered by allocation
    (to be carried forward)                                                                                     $     (7,456,946)

   Excess Litigation Reserve allocated:                                                                         $              -

RVO EXPENSES:

   Residual Cash Flow allocated to RVO Expenses:

   Cumulative RVO Expenses not covered by allocation (to be carried forward):                                   $          5,425

LITIGATION EXPENSES:

   Residual Cash Flow allocated to Litigation Expenses:                                                         $              -

   Cumulative Litigation Expenses not covered by allocation
    (to be carried forward):                                                                                    $        459,385

AFCC AMOUNT:

   AFCC Amount at end of immediately preceding Allocation Date:                                                 $    547,192,980

       plus: AFCC Interest added on immediately preceding Securitization
             Distribution Date:                                                                                 $      6,839,912

       less: Residual Cash Flow allocated to AFCC Amount:                                                       $    (27,350,036)

   AFCC Amount after allocation:                                                                                $    526,682,856

ACCRUED RVO PAYMENT AMOUNT:

   Residual Cash Flow allocated to Accrued RVO Payment Amount on such
   Allocation Date:                                                                                             $              -

       plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
             Date on which RVO Payments were made:                                                              $              -

   Accrued RVO Payment Amount on such Allocation Date:                                                          $              -

================================================================================================================================
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